EXHIBIT 10.43

REVOLVING LINE OF CREDIT AGREEMENT AND NOTE
$250,000.00
Pomona, California
November 1, 2000

This Revolving Line of Credit Agreement and Note ("Agreement") is dated as of the date first written above by and between TheLibraryCard, Inc., a Nevada Corporation ("LibraryCard" or "Borrower"), and Auto-Graphics, Inc., a California corporation ("Auto-Graphics" or "Lender").

RECITALS

WHEREAS, LibraryCard is a development stage enterprise, which commenced operations in January, 2000, and

WHEREAS, LibraryCard is developing a library web "portal" on the Internet and may need additional cash financing for further development and promotion of the website; and

WHEREAS, Auto-Graphics is the parent company of LibraryCard and currently owns 60.9% of the issued and outstanding shares of stock of LibraryCard; and

WHEREAS, Auto-Graphics desires and hereby commits to provide LibraryCard, at its sole election and discretion, at any time and from time to time during the succeeding twelve (12) month period of time, with up to $250,000 in additional cash financing as may be required and requested by LibraryCard on an unsecured basis.

NOW THEREFORE, for value received, the undersigned LibraryCard promises to pay to Auto-Graphics on October 31, 2001 at its office at 3201 Temple Avenue, Pomona, California, 91768-3200 in lawful money of the United States of America and in immediately available funds, the principal sum of Two Hundred Fifty Thousand Dollars ($250,000.00), or so much thereof as may be advanced and be outstanding and unpaid under this Agreement, with interest thereon, to be computed on each advance from the date of its disbursement as set forth herein. Auto-Graphics, for value received, the legal adequacy and sufficiency of which are hereby acknowledged and agreed, promises to advance and otherwise loan to LibraryCard as requested by LibraryCard and as provided for in this Agreement up to the maximum principal amount of $250,000.00.

INTEREST

(a) Interest. The outstanding principal balance of this Agreement shall bear interest (computed on the basis of a 360-day year, actual days elapsed) at a rate per annum of one percent (1.0 %) above the Prime Rate in effect from time to time under the Company's Amended and Restated Credit Agreement between the Company and Wells Fargo Bank dated August 1, 2000. Each change in the rate of interest hereunder shall become effective on the date that each Prime Rate change is reported by Wells Fargo Bank to the Lender.

(b) Payment of Interest. Interest accrued on this Agreement shall be payable on the last day of each month, commencing November 30, 2000.

(c) Default Interest. From and after the maturity date of this Agreement, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Agreement shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to four percentage points (4%) above the rate of interest from time to time applicable to this Agreement up to the maximum interest rate allowable by law.

BORROWING AND REPAYMENT

(a) Borrowing and Repayment. Borrower may from time to time during the 12 month term of this Agreement borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Agreement; provided, however, that the total outstanding borrowings under this Agreement shall not at any time exceed the principal amount set forth above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the Lender hereof less the amount of principal payments made hereon by or for Borrower, which balance may be endorsed hereon from time to time by the Lender. The outstanding principal balance of this Agreement shall be due and payable in full on October 31, 2001.

(b) Advances. Advances hereunder, up to the total amount of the principal sum stated above, may be made by the Lender at the written request of (i) Corey M. Patick or Michael K. Skiles or any other person subsequently designated by Borrower for such purpose, who are hereby authorized to request advances from the Chief Financial Officer of Auto-Graphics and direct the disposition of any advances until written notice of the revocation of such authority by Borrower is received by the Lender at the office designated above.

(e) Application of Payments. Each payment made on this Agreement shall be credited first, to any interest then due and second, to the outstanding principal balance hereof.
NON-TRANSFERABLE

This Agreement is not transferable to any third party without the express written consent of the Lender.

SECURITY and SUBORDINATION

This Agreement is unsecured and subordinate to that certain Credit Agreement between Auto-Graphics, Inc. and Wells Fargo Bank, NA dated August 1, 2000.

MISCELLANEOUS

(a) Remedies. Upon the occurrence of any default by the Borrower under this Agreement, the Lender, at the Lender's sole discretion and election, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, notice of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived by Borrower, and the obligation, if any, of the Lender to extend any further credit hereunder shall immediately cease and terminate. Borrower shall pay to the Lender immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees, expended or incurred by the Lender in connection with the enforcement of the Lender's rights and/or the collection of any amounts which become due to the Lender under this Agreement, and the prosecution or defense of any action in any way related to this Agreement, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Lender or any other person) relating to Borrower or any other person or entity.

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the undersigned parties intending to be legally obligated thereby, and thereunto legally and duly authorized have executed and delivered this Agreement as of the date first written above.
THELIBRARYCARD, INC., a Nevada corporation


By:    ss/Robert S. Cope
------------------------
Name:  Robert S. Cope
Title:    Director


By:    ss/Corey M. Patick
-------------------------
Name:  Corey M. Patick
Title:    Director



AUTO-GRAPHICS, INC.,
a California corporation


By:    ss/Michael K. Skiles
---------------------------
Name:  Michael K. Skiles
Title:    President